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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Wind River Systems, Inc. of our report dated
February 24, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /S/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
January 6, 2000